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                                                                    EXHIBIT 23.2

The Board of Directors
Troy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the related Prospectus, of our report, dated January 6, 1999, relating to the consolidated financial statements of Troy Group, Inc. as of November 30, 1998 and 1997 and each of the three years ended November 30, 1998, included in the registration statement (File No. 333-51523) on Form S-1. We also consent to the reference to our Firm under the caption "Incorporation of Documents by Reference" in such Registration Statement on Form S-8.

                                        MCGLADREY & PULLEN, LLP

                                        /s/ MCGLADREY & PULLEN, LLP

Anaheim, California
October 21, 1999